                                                                      EXHIBIT 11


                         AMERICAN GREETINGS CORPORATION
                         ------------------------------
                        COMPUTATION OF PER SHARE EARNINGS
                        ---------------------------------


                        Computation of Earnings Per Share
                        ---------------------------------

               Years Ended February 28 or 29, 1997, 1996 and 1995
               --------------------------------------------------

                                     1997                1996                 1995
                                  ----------          ----------          -----------
Average number of common
   shares outstanding             74,818,960          74,528,809           74,305,346
                                  ==========          ==========          ===========

Net income (thousands)            $  167,095          $  115,135          $   148,792
                                  ==========          ==========          ===========

Earnings per share                $     2.23          $     1.54          $      2.00
                                  ==========          ==========          ===========



               Computation of Fully-Diluted Earnings Per Share (a)

               Years Ended February 28 or 29, 1997, 1996 and 1995


                                   1997                1996                   1995
                                ----------          ----------              ----------
Average number of common
   shares outstanding on
   a fully diluted basis
   assuming exercise of
   stock options based on
   the treasury stock
   method using the
   higher of the year-end
   price or the average
   market price (b)             75,975,109          75,551,118              75,739,055
                                ==========          ==========          ==============

Net income (thousands)          $  167,095          $  115,135          $      148,792
                                ==========          ==========          ==============

Earnings per share              $     2.20          $     1.52          $            1.96
                                ==========          ==========          ==============


   (a) This calculation is submitted in accordance with the Securities Exchange Act of 1934, although not required by Accounting Principles Board Opinion No. 15, since less than a 3% dilution results.

   (b) The year-end market price was used for the years ended February 28, 1997 and 1995. Average market price was used for year ended February 29, 1996.